Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for Second Quarter 2019

Oklahoma City, Oklahoma, August 7, 2019 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended June 30, 2019.

Highlights during the second quarter:
•Oil production increased 16% quarter over quarter to 984 MBbls
•Total production increased 2% quarter over quarter to 3.2 MMBoe
•Reduced annual cash G&A run rate by $6 million
•Net loss of $13 million, or $0.38 per share, driven by changes in commodity prices and a reduction in force, and adjusted net loss of $9 million, or $0.25 per share
•EBITDA of $30 million and Adjusted EBITDA of $35 million

Paul McKinney, President and CEO commented, “During the second quarter, our teams demonstrated their commitment to delivering on what we said we would do. Oil production is up 16% quarter over quarter, total forecasted production is near the high end of guidance, and we continue to make progress reducing cash costs. As we head into the final months of summer, we will finish completing the six wells of our 15-wells-per-section test drilled in North Park earlier this year and continue the planning process for our future drilling and development programs."

Mr. McKinney continued, “As planned, the majority of our budgeted drilling and completion capital was spent during the first half of 2019. We expect the remaining drilling projects for 2019 to fall within our capital spending guidance range as we remain focused on financial discipline.”

Financial Results
For the second quarter, the Company reported a net loss of $13 million, or $0.38 per share, and net cash provided by operating activities of $31 million. After adjusting for certain items, the Company's adjusted net loss amounted to $9 million, or $0.25 per share, operating cash flow totaled $31 million and adjusted EBITDA was $35 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release beginning on page 10.

Operational Results and Activity
Production totaled 3.2 MMBoe (30% oil, 26% NGLs and 44% natural gas) for the second quarter. The Company averaged one rig in the Mid-Continent region targeting the Northwest STACK Meramec and one rig in the North Park Basin targeting the Niobrara.

North Park Basin Asset in Jackson County, Colorado
Net production from the North Park Basin totaled 450 MBoe (4.9 MBoepd) for the quarter. During the quarter, the Company drilled six wells that will be completed during the third quarter and brought two wells to sales. The two wells brought to sales during the quarter produced a 30-Day IP per well average of 472 Bopd, which is 18% above type curve.

Mid-Continent Assets in Oklahoma and Kansas
In the second quarter, production in the Mississippian totaled 2.5 MMBoe (27.1 MBoepd, 16% oil) and Northwest STACK production totaled 309 MBoe (3.4 MBoepd, 48% oil).

During the quarter, the Company drilled the final three wells under the Drilling Participation Agreement in the Northwest STACK. The Company brought a total of seven Meramec wells to sales with a 30-Day IP per well average of 511 Boepd (70% oil), which is in line with type curve.

Liquidity and Capital Structure
During the quarter, the Company amended and restated its existing credit facility with improved terms. As of August 2, 2019, the Company's total liquidity was $225 million, based on $20 million of cash and $205 million of available elected commitments under its credit facility, net of outstanding letters of credit. The Company currently has $57 million drawn on the facility.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 8, 2019 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (833) 245-9650 and from outside the U.S. is (647) 689-4222. The passcode for the call is 9891594. An audio replay of the call will be available from August 8, 2019 until 11:59 pm CT on August 22, 2019. The number to access the conference call replay from within the U.S. is (800) 585-8367 and from outside the U.S. is (416) 621-4642. The passcode for the replay is 9891594.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2019 Operational and Capital Expenditure Guidance
Presented below is the Company’s operational and capital expenditure guidance for 2019 with updated measures italicized and bold.

Guidance
Projection as of
August 7, 2019
Production
Oil (MMBbls)	3.7 - 3.9
Natural Gas Liquids (MMBbls)	2.5 - 2.6
Total Liquids (MMBbls)	6.2 - 6.5
Natural Gas (Bcf)	31.0 - 33.0
Total (MMBoe)	11.4 - 12.0

Price Differentials to NYMEX
Oil (per Bbl)	($4.30)
Natural Gas Liquids (realized % of NYMEX WTI)	25%
Natural Gas (per MMBtu)	($1.30)

Expenses
LOE	$89 - $94 million
Adjusted G&A Expense (1)	$31 - $35 million

% of Revenue
Severance and Ad Valorem Taxes	6.5% - 7.0%

Capital Expenditures ($ in millions)

Drilling and Completion	$115 - $125
Other Exploration and Production	$45 - $55
Total Capital Expenditures	$160 - $180
(excluding acquisitions and plugging and abandonment)

1.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 10. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Production - Total
Oil (MBbl)	984	755	1,833	1,681
NGL (MBbl)	830	700	1,706	1,400
Natural Gas (MMcf)	8,476	8,977	17,096	18,464
Oil equivalent (MBoe)	3,227	2,951	6,388	6,158
Daily production (MBoed)	35.5	32.4	35.3	34.0

Average price per unit
Realized oil price per barrel - as reported	$56.52	$65.19	$53.89	$61.01
Realized impact of derivatives per barrel	—	(16.44)	—	(12.01)
Net realized price per barrel	$56.52	$48.75	$53.89	$49.00

Realized NGL price per barrel - as reported	$11.34	$24.21	$13.20	$23.81
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$11.34	$24.21	$13.20	$23.81

Realized natural gas price per Mcf - as reported	$1.20	$1.46	$1.58	$1.65
Realized impact of derivatives per Mcf	—	0.13	0.29	0.15
Net realized price per Mcf	$1.20	$1.59	$1.87	$1.80

Realized price per Boe - as reported	$23.30	$26.87	$23.21	$27.00
Net realized price per Boe - including impact of derivatives	$23.30	$23.05	$24.00	$24.18

Average cost per Boe
Lease operating	$7.77	$6.70	$7.49	$7.03
Production, ad valorem, and other taxes	$1.82	$1.93	$1.72	$1.94
Depletion (1)	$12.22	$10.49	$11.88	$9.57

Loss per share
Loss per share applicable to common stockholders
Basic	$(0.38)	$(0.97)	$(0.53)	$(2.15)
Diluted	$(0.38)	$(0.97)	$(0.53)	$(2.15)

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.25)	$(0.05)	$(0.25)	$0.11
Diluted	$(0.25)	$(0.05)	$(0.25)	$0.11

Weighted average number of shares outstanding (in thousands)
Basic	35,356	35,017	35,339	34,800
Diluted (2)	35,356	35,017	35,339	34,884

(1) Includes accretion of asset retirement obligation.
(2) Includes shares considered antidilutive for calculating loss per share in accordance with GAAP.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months and six months ended June 30, 2019.

	Three Months Ended	Six Months Ended
	June 30, 2019	June 30, 2019
	(In thousands)	(In thousands)

Drilling and Completion	22,898	76,647
Other Exploration and Production	12,324	30,019
Total Capital Expenditures	$35,222	$106,666
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
The table below sets forth the Company’s hedge position for 2019 as of August 7, 2019:

	Quarter Ending

	3/31/2019	6/30/2019	9/30/2019	12/31/2019	FY 2019
WTI Swaps:
Total Volume (MBbls)	-	-	163.0	184.0	347.0
Swap Price ($/Bbl)	-	-	$60.04	$60.04	$60.04

Capitalization
The Company’s capital structure as of June 30, 2019 and December 31, 2018 is presented below:

	June 30, 2019	December 31, 2018

	(In thousands)

Cash, cash equivalents and restricted cash	$9,789	$19,645

Credit facility	$52,000	$—
Total debt	52,000	—

Stockholders’ equity
Common stock	36	36
Warrants	88,518	88,516
Additional paid-in capital	1,058,200	1,055,164
Accumulated deficit	(314,613)	(295,995)
Total SandRidge Energy, Inc. stockholders’ equity	832,141	847,721

Total capitalization	$884,141	$847,721

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Oil, natural gas and NGL	$75,196	$79,304	$148,244	$166,270
Other	192	158	380	320
Total revenues	75,388	79,462	148,624	166,590
Expenses
Lease operating expenses	25,076	19,757	47,855	43,276
Production, ad valorem, and other taxes	5,877	5,683	10,957	11,917
Depreciation and depletion—oil and natural gas	39,419	30,961	75,884	58,958
Depreciation and amortization—other	2,986	3,040	5,929	6,193
Impairment	—	—	—	4,170
General and administrative	10,084	10,077	20,023	23,759
Accelerated vesting of employment compensation	—	6,545	—	6,545
Proxy contest	—	7,191	—	7,598
Employee termination benefits	4,465	1,043	4,465	32,630
Loss on derivative contracts	—	30,104	209	48,434
Other operating expense (income)	37	(1,254)	119	(1,238)
Total expenses	87,944	113,147	165,441	242,242
Loss from operations	(12,556)	(33,685)	(16,817)	(75,652)
Other (expense) income
Interest expense, net	(702)	(651)	(1,287)	(1,599)
Gain on extinguishment of debt	—	—	—	1,151
Other (expense) income, net	(26)	217	(457)	1,090
Total other (expense) income	(728)	(434)	(1,744)	642
Loss before income taxes	(13,284)	(34,119)	(18,561)	(75,010)
Income tax benefit	—	(45)	—	(42)
Net loss	$(13,284)	$(34,074)	$(18,561)	$(74,968)
Loss per share
Basic	$(0.38)	$(0.97)	$(0.53)	$(2.15)
Diluted	$(0.38)	$(0.97)	$(0.53)	$(2.15)
Weighted average number of common shares outstanding
Basic	35,356	35,017	35,339	34,800
Diluted	35,356	35,017	35,339	34,800

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$7,808	$17,660
Restricted cash - other	1,981	1,985
Accounts receivable, net	51,025	45,503
Derivative contracts	—	5,286
Prepaid expenses	2,927	2,628
Other current assets	247	265
Total current assets	63,988	73,327
Oil and natural gas properties, using full cost method of accounting
Proved	1,390,054	1,269,091
Unproved	46,274	60,152
Less: accumulated depreciation, depletion and impairment	(652,709)	(580,132)
	783,619	749,111
Other property, plant and equipment, net	197,706	200,838
Other assets	1,500	1,062
Total assets	$1,046,813	$1,024,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$95,734	$111,797
Asset retirement obligation	14,820	25,393
Other current liabilities	1,355	—
Total current liabilities	111,909	137,190
Long-term debt	52,000	—
Asset retirement obligation	46,176	34,671
Other long-term obligations	4,587	4,756
Total liabilities	214,672	176,617
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,762 issued and outstanding at June 30, 2019 and 35,687 issued and outstanding at December 31, 2018	36	36
Warrants	88,518	88,516
Additional paid-in capital	1,058,200	1,055,164
Accumulated deficit	(314,613)	(295,995)
Total stockholders’ equity	832,141	847,721
Total liabilities and stockholders’ equity	$1,046,813	$1,024,338

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,561)	$(74,968)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	(91)	(6)
Depreciation, depletion, and amortization	81,813	65,151
Impairment	—	4,170
Debt issuance costs amortization	238	235
Amortization of premiums and discounts on debt	—	(47)
Write off of debt issuance costs	142	—
Gain on extinguishment of debt	—	(1,151)
Loss on derivative contracts	209	48,434
Cash received (paid) on settlement of derivative contracts	5,078	(17,393)
Stock-based compensation	3,104	21,909
Other	(57)	(1,563)
Changes in operating assets and liabilities	(9,402)	11,346
Net cash provided by operating activities	62,473	56,117
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(123,676)	(95,328)
Acquisition of assets	236	—
Proceeds from sale of assets	852	13,563
Net cash used in investing activities	(122,588)	(81,765)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	112,596	—
Repayments of borrowings	(60,596)	(36,304)
Reduction of financing lease liability	(635)	—
Debt issuance costs	(901)	—
Cash paid for tax withholdings on vested stock awards	(205)	(7,376)
Net cash provided by (used in) financing activities	50,259	(43,680)
NET DECREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(9,856)	(69,328)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	19,645	101,308
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$9,789	$31,980

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(949)	$—
Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$17,224	$29,464
Right-of-use assets obtained in exchange for financing lease obligations	$2,655	$—

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Net cash provided by operating activities	$30,903	$25,710	$62,473	$56,117
Changes in operating assets and liabilities	404	(1,797)	9,402	(11,346)
Operating cash flow	$31,307	$23,913	$71,875	$44,771

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net loss before income tax expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Net loss	$(13,284)	$(34,074)	$(18,561)	$(74,968)

Adjusted for
Income tax benefit	—	(45)	—	(42)
Interest expense	737	699	1,349	1,806
Depreciation and amortization - other	2,986	3,040	5,929	6,193
Depreciation and depletion - oil and natural gas	39,419	30,961	75,884	58,958
EBITDA	29,858	581	64,601	(8,053)

Asset impairment	—	—	—	4,170
Stock-based compensation	1,149	5,856	2,145	8,778
Loss on derivative contracts	—	30,104	209	48,434
Cash (paid) received upon settlement of derivative contracts	—	(11,274)	5,078	(17,393)
Employee termination benefits	4,465	1,043	4,465	32,630
Proxy contest	—	7,191	—	7,598
Acceleration of performance units	—	1,232	—	1,232
Gain on extinguishment of debt	—	—	—	(1,151)
Other	(26)	(1,372)	(117)	(2,212)

Adjusted EBITDA	$35,446	$33,361	$76,381	$74,033

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Net cash provided by operating activities	$30,903	$25,710	$62,473	$56,117

Changes in operating assets and liabilities	404	(1,797)	9,402	(11,346)
Interest expense	737	699	1,349	1,806
Employee termination benefits (1)	3,486	862	3,486	19,499
Proxy contest	—	7,191	—	7,598
Acceleration of performance units	—	1,232	—	1,232
Income tax benefit	—	(45)	—	(42)
Other	(84)	(491)	(329)	(831)

Adjusted EBITDA	$35,446	$33,361	$76,381	$74,033

1.Excludes associated stock-based compensation.

Reconciliation of Net Loss Available to Common Stockholders to Adjusted Net (Loss) Income Available to Common Stockholders
The Company defines adjusted net (loss) income as net (loss) income excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net (loss) income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income available to common stockholders.

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net loss available to common stockholders	$(13,284)	$(0.38)	$(34,074)	$(0.97)

Loss on derivative contracts	—	—	30,104	0.86
Cash paid upon settlement of derivative contracts	—	—	(11,274)	(0.32)
Employee termination benefits	4,465	0.13	1,043	0.03
Proxy contest	—	—	7,191	0.21
Accelerated vesting of employment compensation	—	—	6,545	0.19
Other	10	—	(1,324)	(0.05)

Adjusted net loss available to common stockholders	$(8,809)	$(0.25)	$(1,789)	$(0.05)

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	35,356	35,356	35,017	35,017

Total adjusted net loss per share	$(0.25)	$(0.25)	$(0.05)	$(0.05)

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net loss available to common stockholders	$(18,561)	$(0.53)	$(74,968)	$(2.15)

Asset impairment	—	—	4,170	0.12
Loss on derivative contracts	209	0.01	48,434	1.39
Cash received (paid) upon settlement of derivative contracts	5,078	0.14	(17,393)	(0.50)
Employee termination benefits	4,465	0.13	32,630	0.94
Proxy contest	—	—	7,598	0.22
Accelerated vesting of employment compensation	—	—	6,545	0.19
Gain on extinguishment of debt	—	—	(1,151)	(0.03)
Other	(54)	—	(1,905)	(0.07)

Adjusted net (loss) income available to common stockholders	$(8,863)	$(0.25)	$3,960	$0.11

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	35,339	35,339	34,800	34,884

Total adjusted net (loss) income per share	$(0.25)	$(0.25)	$0.11	$0.11

1.Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating loss per share in accordance with GAAP.

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables.

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$10,084	$3.13	$10,077	$3.41
Stock-based compensation (1)	(1,149)	(0.36)	(543)	(0.18)
Adjusted G&A	$8,935	$2.77	$9,534	$3.23

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$20,023	$3.13	$23,759	$3.86
Stock-based compensation (1)	(2,145)	(0.33)	(3,465)	(0.56)
Adjusted G&A	$17,878	$2.80	$20,294	$3.30

1.Excludes non-cash stock-based compensation included in employee termination benefits and accelerated vesting of employment compensation in the consolidated statement of operations.

For further information, please contact:
Johna Robinson
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2019 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, and development plans and appraisal programs, estimated oil, natural gas and natural gas liquids production, projected operating, general and administrative and other costs, projected capital expenditures, efficiency and cost reduction initiative outcomes and liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippian Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the Northwest STACK Play in Oklahoma and multiple oil rich Niobrara benches in the Colorado North Park Basin.